UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 28, 2008

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

1722 Boxelder St., Suite 101, Louisville, Colorado 80027
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (303) 439-0372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

        On May 28, 2008, Security With Advanced Technology, Inc. (the “Company”) issued a press release announcing the Company’s execution of an agreement and plan of merger and reorganization with PepperBall Technologies, Inc. A copy of the press release is furnished herewith as Exhibit 99.1.

The following disclosure is made in accordance with Rule 165 of the Securities Act of 1933, as amended, and Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

IN CONNECTION WITH THE PROPOSED MERGER, THE COMPANY INTENDS TO FILE RELEVANT MATERIALS WITH THE SEC, INCLUDING A REGISTRATION STATEMENT ON FORM S-4 THAT WILL CONTAIN A PROSPECTUS AND A JOINT PROXY STATEMENT. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. UPON ITS FILING WITH THE SEC, INVESTORS MAY OBTAIN THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS, FREE OF CHARGE EITHER AT THE SEC’S WEBSITE: WWW.SEC.GOV OR BY CONTACTING THE COMPANY AT 1722 BOXELDER STREET, SUITE 101, LOUISVILLE, COLORADO  80027 (TELEPHONE NUMBER: (303) 439-0372).

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-KSB/A, which was filed with the SEC on April 29, 2008. Investors and security holders may obtain additional information regarding direct and indirect interests of the Company and its executive officers and directors in the merger by reading the proxy statement and prospectus relating to the merger when it becomes available.

This 8-K and Exhibit 99.1 shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01   Exhibits.

Exhibit No	Description

99.1	Press release dated May 28, 2008

Date: May 28, 2008	Security With Advanced Technology, Inc. (Registrant) By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Executive Officer